SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported): February 12, 2001


                          PERCEPTRON, INC.
       (Exact name of registrant as specified in its charter)


    Michigan                      0-20206              38-2381442
  (State or Other           (Commission File Number)  (IRS Employer
    Jurisdiction                                      Identification No.)
 of Incorporation)

    47827 Halyard Drive, Plymouth, MI                               48170
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (734) 414-6100



    (Former name or former address, if changed since last report)

Item 5.  Other Events

      On February 12, 2001, the arbitrator appointed by the International Chamber of Commerce International Court of Arbitration to hear the arbitration between Perceptron, Inc.'s wholly-owned subsidiary, Perceptron B.V. and Speroni S.p.A., as described in the Company's Form 10-K for the year ended June 30, 2000 under Item 3, determined that: 1) Speroni breached its duty to properly inform Perceptron B.V., but did not act in bad faith, and so Perceptron B.V. did not satisfy the conditions required under French law and Italian law to rightfully terminate the distributorship agreements without prior notice; and 2) Perceptron B.V. did not breach its agreements with Speroni by providing certain information to a customer of both Perceptron B.V. and Speroni and by submitting a bid to a customer of both Perceptron B.V. and Speroni outside of Speroni's territories, but did not act in good faith in not informing Speroni of these activities. Damages, if any, on the claims on which the arbitrator found in favor of Speroni shall be decided in the second phase of the arbitration proceedings. The Company intends to vigorously defend any damage claim made against it by Speroni.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PERCEPTRON, INC.



Date: February 23, 2001          By: /S/ Alfred A. Pease
                                 Alfred A. Pease
                                 Chairman and Chief Executive Officer